Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Reports Q4 and Year-End 2008 Financial Results
Record $12 Million in New Annual Recurring Revenues for Quarter,
Record Total Revenue and Recurring Revenue Results for Quarter and Year

Weston, FL, February 5, 2009–The Ultimate Software Group, Inc. (Nasdaq: ULTI), a leading provider of end-to-end strategic human resources, payroll, and talent management solutions, announced today its financial results for the fourth quarter and year ended December 31, 2008. For the fourth quarter of 2008, Ultimate reported total revenues of $49.7 million, an increase of 18%, and recurring revenues of $28.9 million, a 19% increase, both compared with 2007’s fourth quarter. GAAP net income for the fourth quarter of 2008 was $0.6 million, or $0.02 per diluted share, versus $23.1 million, or $0.86 per diluted share, for the fourth quarter of 2007.  Included in GAAP net income for the fourth quarter of 2007 was the release of the valuation allowance against deferred tax assets, which contributed $19.9 million to net income during the fourth quarter, or $0.74 per diluted share (“Valuation Release Income Tax Benefit”).

Non-GAAP net income for the fourth quarter of 2008, which excludes stock-based compensation and amortization of acquired intangibles, was $2.7 million, or $0.11 per diluted share, compared with non-GAAP net income of $6.2 million, or $0.23 per diluted share for the fourth quarter of 2007, which excluded stock-based compensation, amortization of acquired intangibles and the Valuation Release Income Tax Benefit. See “Use of Non-GAAP Financial Information” below.

For 2008, recurring revenues increased 23% to $106.7 million and total revenues increased 18% to $178.6 million, both as compared to the prior year. For 2008, GAAP net loss was $2.9 million, or $0.12 per diluted share, as compared with GAAP net income of $33.1 million, or $1.24 per diluted share, for 2007, which included the Valuation Release Income Tax Benefit. Excluding stock-based compensation and amortization of acquired intangible assets for both 2008 and 2007 (and, in the case of 2007, also excluding the Valuation Release Income Tax Benefit), non-GAAP net income for 2008 was $7.1 million, or $0.27 per diluted share, compared with non-GAAP net income of $23.6 million, or $0.88 per diluted share for 2007.

New annual recurring revenues (ARR) attributable to sales during the fourth quarter of 2008 were $12.0 million, compared with $11.0 million for the fourth quarter of 2007. New ARR for the 2008 year were $41.3 million compared with $31.1 million for 2007, representing a 33% increase. (See “Financial Highlights” below for the definition of new ARR.)

“With new ARR the best indicator of success in our business, we are pleased with the record $12 million in new ARR for the 2008 fourth quarter. Our Workplace offering contributed 23% of that amount. Our software-as-a-service delivery model, Intersourcing including our Workplace offering, continued to be the solution-of-choice for our new customers, accounting for 97% of new ARR in the quarter,” said Scott Scherr, CEO, president, and founder of Ultimate.

“For the 2008 year, our new ARR increased by 33% and recurring revenues increased by 23%, both over those in 2007. We are especially proud that our all-important customer retention rate remained strong at 97%.”

Ultimate’s financial results teleconference will be held today, February 5, 2009, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=139715. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player or Real Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

▪
New ARR attributable to sales during the fourth quarter of 2008 were $12.0 million. New ARR attributable to sales for the year 2008 were $41.3 million, or 33% higher than those in 2007. New ARR represent the expected one-year value from (i) new sales of the Company’s software-as-a-service offering, Intersourcing (including prorated one-time charges); (ii) maintenance revenues related to new license sales; and (iii) recurring revenues from additional sales to Ultimate’s existing client base.

▪
Recurring revenues – consisting of maintenance revenues, Intersourcing revenues from our software-as-a-service offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business service providers – grew by 19% for the fourth quarter of 2008 and by 23% for the 2008 year, both versus comparable 2007 periods. Intersourcing revenues and, to a lesser extent, maintenance revenues, were the principal factors in the growth of recurring revenues.

▪
The combination of cash, cash equivalents, and marketable securities was $23.0 million as of December 31, 2008. For the quarter ended December 31, 2008, the Company generated $7.3 million in cash from operations and repurchased 358,100 shares of the Company’s issued and outstanding $0.01 par value common stock (“Common Stock”) for $5.0 million, under its previously announced stock repurchase plan (“Stock Buyback Plan”). For the twelve months ended December 31, 2008, the Company generated $25.8 million in cash from operations and repurchased 1,081,200 shares of the Company’s Common Stock for $26.7 million under its Stock Buyback Plan.

▪	Days sales outstanding were 71 days at December 31, 2008, representing a reduction of 5 days compared to days sales outstanding at December 31, 2007.

Business Highlights for 2008

▪
Ultimate was ranked the #1 best medium-size company to work for in America by The Great Place to Work® Institute, the same research and management consultancy that produces FORTUNE’s “100 Best Companies to Work for” list for large companies.

▪	Ultimate’s Development team was named the #1 “Best Product Development Team” in the nation by the American Business Awards in its Stevie Award competition.

▪
Ultimate was the only HR Management System provider in the U.S. Midmarket view to be named a “Leader” in Forrester's October 2008 report, The Forrester Wave™: Human Resource Management Systems, Q4 2008. In the U.S. Midmarket evaluation, Ultimate received the highest score in Product Strategy and Vision; Cost and Value; and overall Current Offering. In the Multinational Enterprise Wave for HR Management Systems, Ultimate was also named a “Leader” and received the top score for Strategy.

▪	Ultimate was the first HR/payroll software-as-a-service provider in the industry to be audited and awarded the ISO/IEC 27001:2005 Certification for security management.

▪
Ultimate’s support center was awarded its tenth consecutive certification under the Service Capability & Performance (SCP) Standards, representing best practices in the industry and based upon a stringent set of performance benchmarks.

Financial Outlook

2009 Financial Guidance:

Ultimate provides the following financial guidance for 2009 (which differs from the guidance provided on October 28, 2008):

For the first quarter of 2009:

▪	Recurring revenues to range between $30 million and $31 million;

▪	License revenues of $2 million;

▪	Total revenues to range between $48 million and $50 million; and

▪	Operating margins, on a non-GAAP basis (discussed below), of approximately 4%.

For the year 2009:

▪	New ARR generated in 2009 to grow by 30% over 2008;

▪	Recurring revenues to increase by 27% to 30% in 2009 compared with 2008;

▪
License revenues of $2 million for the first quarter of 2009 and zero for the balance of the year.  On April 1, 2009, the Company will cease selling its on-site UltiPro solutions on a perpetual license basis, although the Company will continue to sell on-site UltiPro solutions on a subscription basis (or on a per-employee-per-month, or recurring revenue, basis);

▪	Total revenues to increase by 13% to 15% compared with 2008; and

▪	Operating margins, on a non-GAAP basis (discussed below), of between 6% and 7%.

Operating margins expectations do not include the impact of non-cash equity-based compensation expense recognized under Statement of Financial Accounting Standards No. 123(R), “Accounting for Share-Based Payment,” or the impact of the non-cash amortization of the intangible assets resulting from the acquisition of the Company’s United Kingdom subsidiary in 2006, which the Company includes in its GAAP financial results.

Non-cash equity-based compensation expense for 2009 is expected to be approximately $13.5 million.  Beginning in 2009, the Company revised its equity compensation plan for its employees whereby all grants for equity compensation will be in the form of restricted stock units in lieu of non-qualified stock options.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
A leading provider of end-to-end strategic human resources, payroll, and talent management solutions, Ultimate markets its award-winning UltiPro products as on-demand services through its software-as-a-service (SaaS) offering, Intersourcing, and as licensed software. Based in Weston, FL, the Company employs more than 900 professionals who are focused on developing the highest quality products and services. In 2008, Ultimate was the first HR/payroll SaaS provider to be audited and awarded the ISO/IEC 27001:2005 Certification for security management, and its development team was named the #1 “Best Product Development Team” in the nation by the American Business Awards. Ultimate’s internal technology team won a first place award for its management of Intersourcing from the American Business Awards in 2007. Ultimate was ranked the #1 best medium-sized company to work for in America by the Great Place to Work® Institute in June 2008. Ultimate has more than 1,700 customers representing diverse industries, including such organizations as The Container Store, Elizabeth Arden, Major League Baseball, The New York Yankees Baseball Team, Nintendo of America, Ruth’s Chris Steak House, and Sony BMG Entertainment. More information on Ultimate’s products and services can be found at www.ultimatesoftware.com.

UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:                      Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Revenues :
Recurring	$28,870	$24,297	$106,681	$87,017
Services	18,340	14,084	60,627	49,857
License	2,482	3,761	11,264	14,590
Total revenues	49,692	42,142	178,572	151,464
Cost of revenues :
Recurring	8,300	6,189	29,754	22,798
Services	15,476	10,888	50,106	40,327
License	440	633	1,795	1,659
Total cost of revenues	24,216	17,710	81,655	64,784
Gross profit	25,476	24,432	96,917	86,680
Operating expenses :
Sales and marketing	11,645	10,214	47,193	36,479
Research and development	8,648	7,221	36,738	28,162
General and administrative	4,225	4,089	17,623	14,434
Total operating expenses	24,518	21,524	101,554	79,075
Operating income (loss)	958	2,908	(4,637)	7,605
Other income (expense) :
Interest and other expense	(97)	(53)	(279)	(214)
Other income, net	104	400	860	6,002
Total other income, net	7	347	581	5,788
Income (loss) before income taxes	965	3,255	(4,056)	13,393
Benefit (provision) for income taxes, net	(350)	19,851	1,159	19,736
Net income (loss)	$615	$23,106	$(2,897)	$33,129

Net income (loss) per share :
Basic	$0.03	$0.93	$(0.12)	$1.34
Diluted	$0.02	$0.86	$(0.12)	$1.24

Weighted average shares outstanding :
Basic	24,389	24,742	24,588	24,701
Diluted	25,567	26,803	24,588	26,722

The following table sets forth the stock-based compensation expense (excluding the income tax effect, or “gross”) resulting from share-based arrangements and the amortization of acquired intangibles that are recorded in the Company’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2008	2007	2008	2007
Stock-based compensation:
Cost of recurring revenues	$182	$146	$871	$635
Cost of service revenues	424	300	1,988	1,542
Cost of license revenues	3	1	12	5
Sales and marketing	1,733	1,343	7,389	4,617
Research and development	313	232	1,570	985
General and administrative	833	856	3,626	2,388
Total non-cash stock-based compensation expense	$3,488	$2,878	$15,456	$10,172

Amortization of acquired intangibles:
General and administrative	$46	$46	$185	$208

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of	As of
	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$17,200	$17,462
Short-term investments in marketable securities	5,805	17,120
Accounts receivable, net	38,302	34,658
Prepaid expenses and other current assets	16,011	9,801
Deferred tax assets, net	3,533	3,516
Total current assets before funds held for clients	80,851	82,557
Funds held for clients	5,863	–
Total current assets	86,714	82,557
Property and equipment, net	22,984	18,238
Capitalized software, net	5,642	3,631
Goodwill	3,911	4,063
Long-term investments in marketable securities	–	1,298
Other assets, net	11,668	9,365
Long-term deferred tax assets, net	17,343	16,004
Total assets	$148,262	$135,156
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,200	$3,528
Accrued expenses	12,701	11,405
Current portion of deferred revenue	54,687	43,262
Current portion of capital lease obligations	2,034	2,002
Current portion of long-term debt	320	572
Total current liabilities before client fund obligations	76,942	60,769
Client fund obligations	5,863	–
Total current liabilities	82,805	60,769
Deferred revenue, net of current portion	8,807	8,446
Deferred rent	3,054	2,652
Capital lease obligations, net of current portion	1,519	1,991
Long-term debt, net of current portion	–	320
Total liabilities	96,185	74,178

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	268	262
Additional paid-in capital	164,574	143,913
Accumulated other comprehensive loss	3	(18)
Accumulated deficit	(53,268)	(50,371)
	111,577	93,786
Treasury stock, at cost	(59,500)	(32,808)
Total stockholders’ equity	52,077	60,978
Total liabilities and stockholders’ equity	$148,262	$135,156

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Twelve Months Ended
	December 31,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$(2,897)	$33,129
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	10,106	7,068
Provision for doubtful accounts	1,546	1,505
Non-cash stock-based compensation expense	15,456	10,172
Deferred income taxes	(1,205)	(19,851)
Changes in operating assets and liabilities:
Accounts receivable	(5,190)	(9,588)
Prepaid expenses and other current assets	(6,210)	(1,190)
Other assets	(2,488)	(2,517)
Accounts payable	3,672	(366)
Accrued expenses and deferred rent	1,199	2,039
Deferred revenue	11,786	8,739
Net cash provided by operating activities	25,775	29,140

Cash flows from investing activities:
Purchases of marketable securities	(6,688)	(20,036)
Maturities of marketable securities	19,315	17,890
Net purchases of client funds securities	(5,863)	–
Capitalized software	(2,230)	(1,653)
Acquisition-related expenses	–	(24)
Purchases of property and equipment	(12,206)	(7,429)
Net cash used in investing activities	(7,672)	(11,252)

Cash flows from financing activities:
Repurchases of Common Stock	(26,692)	(21,957)
Principal payments on capital lease obligations	(2,152)	(2,045)
Net increase in client fund obligations	5,863	–
Repayments of borrowings of long-term debt	(572)	(768)
Net proceeds from issuances of Common Stock	5,182	7,617
Net cash used in financing activities	(18,371)	(17,153)

Effect of foreign currency exchange rate changes on cash	6	(7)
Net decrease in cash and cash equivalents	(262)	(728)
Cash and cash equivalents, beginning of year	17,462	16,734
Cash and cash equivalents, end of year	$17,200	$17,462

Supplemental disclosure of cash flow information:
Cash paid for interest	$85	$96
Cash paid for income taxes	$332	$75

Supplemental disclosure of non-cash financing activities:

– The Company entered into capital lease obligations to acquire new equipment totaling $1,712 and $3,109 for the years ended December 31, 2008 and 2007, respectively.
– The Company entered into an agreement to purchase the source code from NOVAtime, a third-party vendor, for $2.0 million, of which $1.5 million was paid during the year ended December 31, 2008.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Non-GAAP operating income (loss) reconciliation:
Operating income (loss)	$958	$2,908	$(4,637)	$7,605
Operating income (loss) as a % of total revenues	2%	7%	(3%)	5%
Add back:
Non-cash stock-based compensation	3,488	2,878	15,456	10,172
Non-cash amortization of acquired intangible assets	46	46	185	208
Non-GAAP operating income	$4,492	$5,832	$11,004	$17,985
Non-GAAP operating income, as a % of total revenues	9%	14%	6%	12%

Non-GAAP net income (loss) reconciliation:
Net income (loss)	$615	$23,106	$(2,897)	$33,129
Add back:
Non-cash stock-based compensation	3,488	2,878	15,456	10,172
Non-cash amortization of acquired intangible assets	46	46	185	208
Income tax effect	(1,409)	–	(5,689)	(72)
Release of valuation allowance on deferred tax assets		(19,851)		(19,851)
Non-GAAP net income	$2,740	$6,179	$7,054	$23,586

Non-GAAP net income per diluted share reconciliation:
Net income (loss) per diluted share	$0.02	$0.86	$(0.12)	$1.24
Add back:
Non-cash stock-based compensation	0.14	0.11	0.59	0.38
Non-cash amortization of acquired intangible assets	–	–	0.01	0.01
Income tax effect	(0.05)	–	(0.21)	(0.01)
Release of valuation allowance on deferred tax assets		(0.74)		(0.74)
Non-GAAP net income per diluted share	$0.11	$0.23	$0.27	$0.88

Shares used in calculation of GAAP and non-GAAP net income (loss) per share
Basic	24,389	24,742	24,588	24,701
Diluted	25,567	26,803	26,325	26,722

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management of the Company uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, the Company presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation. The Company’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and stock awards recorded in accordance with SFAS 123(R). For the three and twelve months ended December 31, 2008, stock-based compensation was $3.5 million and $15.5 million, respectively, on a pre-tax basis, and $2.1 million and $9.8 million, respectively, on an after-tax basis. For the three and twelve months ended December 31, 2007, stock-based compensation was $2.9 million and $10.2 million, respectively, on a pre-tax basis, and $2.9 million and $10.1 million, respectively, on an after-tax basis. Stock-based compensation expenses are excluded from the non-GAAP financial measures because they are non-cash expenses that the Company does not consider part of ongoing operations when assessing its financial performance. The Company believes that such exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods. The dilutive effect of all outstanding options is included in the calculation of pre-tax income and net income per diluted share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and twelve months ended December 31, 2008, the amortization of acquired intangible assets was $46 thousand and $185 thousand, respectively (net of income taxes for the twelve month period ended December 31, 2008). For the three and twelve months ended December 31, 2007, the amortization of acquired intangible assets was $46 thousand and $208 thousand, respectively, net of income taxes.  Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because it is a non-cash expense that the Company does not consider part of ongoing operations when assessing its financial performance. The Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Release of the valuation allowance against deferred tax assets.  During the three months ended December 31, 2007, in accordance with GAAP, the Company released the valuation allowance against its deferred tax assets and recognized a corresponding income tax benefit.  The Company excluded this benefit from its non-GAAP financial measures because it is a non-cash benefit that the Company does not consider part of ongoing operating results when assessing the performance of its business.  The Company believes that such exclusion of this benefit facilitates the comparison of results for the three and twelve months ended December 31, 2007 and the business outlook for future periods with results for prior periods, which did not include the release of the valuation allowance against deferred tax assets.